Contact:	Laurence Orton	203-573-2153

Chemtura Reports First Quarter 2011 Financial Results

Chemtura returns to profitability

Achieves First Quarter 2011 Net Sales of $699 million and $0.07 Earnings per Share

PHILADELPHIA, PA – May 5, 2011 – Chemtura Corporation, (NYSE: CHMT) (the “Company,” “Chemtura,” “Registrant,” “We,” “Us” and “Our”) today announced financial results for the first quarter ended March 31, 2011.  We also filed our Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2011.  For the first quarter 2011, Chemtura reported net sales of $699 million and net earnings from continuing operations on a GAAP basis of $7 million, or $0.07 per share. Net earnings on a managed basis were $14 million, or $0.14 per share.

First Quarter 2011 Financial Results

The discussion below includes financial information on both a GAAP and managed basis.  We present managed basis financial information as management uses this information internally to evaluate and direct the performance of our operations and believes that managed basis financial information provides useful information to investors.  A reconciliation of GAAP and managed basis financial information is provided in the supplemental schedules included in this release.

The following is a summary of first quarter financial results on a GAAP basis:

(In millions, except per share data)	First quarter
	2011	2010	% change
Net sales	$699	$603	16%
Operating profit (loss)	$32	$(124)	NM
Earnings (loss) from continuing operations, net of tax	$7	$(177)	NM
Earnings (loss) from continuing operations, net of tax - per share	$0.07	$(0.73)	NM
NM = Not Meaningful

The following is a summary of first quarter financial results on a managed basis:

(In millions, except per share data)	First quarter
	2011	2010	% change
Net sales	$699	$603	16%
Operating profit	$35	$16	119%
Net earnings attributable to Chemtura	$14	$1	NM
Net earnings attributable to Chemtura - per share	$0.14	$0.01	NM
NM = Not Meaningful

CEO Remarks

“I am pleased to report our return to profitability.  Our first quarter results provide the solid start to 2011 that we needed,” commented Craig A. Rogerson, Chairman, President and CEO.  “With the reorganization costs almost behind us, we returned to profitability on a GAAP basis.  Importantly, we made significant progress in recovering the increases in raw material costs and together with the strength of our bromine franchise, our year-on-year changes in selling prices exceeded year-on-year changes in raw material cost by $19 million in the quarter.”

“During the first quarter, we made two important investments,” noted Mr. Rogerson.   “The formation of the ISEM joint venture in January will provide us access to two commercialized products and accelerate the development and commercialization of new active ingredients and molecules to build our product pipeline for our Chemtura AgroSolutions segment.  Our recently formed DayStar Materials joint venture will manufacture and sell high purity metal organic precursors for the rapidly growing LED market, utilizing our organometallic products and technologies within our Industrial Engineered Products segment.”

“Recently,” Mr. Rogerson continued, “we have also made a decision that will provide us the bromine capacity we need to continue to serve the robust demand from the electronics industry while supporting recovering demand from oil and gas production in the Gulf of Mexico and insulation and furniture foam applications as well as the developing requirement for mercury removal from utility plant emissions.  We have decided to defer the planned idling of certain of our bromine and brine capacity at our South Arkansas facility and will invest to improve the operating efficiency of those assets.  This creates additional opportunities for earnings growth by our Industrial Engineered Products segment.”

Mr. Rogerson concluded: “With a robust first quarter behind us, we are now focused on delivering year-on-year improvement again in the second quarter, a tougher challenge than the first quarter as it is always our strongest quarter of the year.  Our industrial segments are performing strongly and they are expected to offset any softness in our Consumer Products business.  Meanwhile, we expect continued improvement from Chemtura AgroSolutions.  In 2011, Chemtura intends to progress by recording year-on-year improvement in Adjusted EBITDA each quarter.”

First Quarter 2011 Business Segment Highlights

•
Industrial Performance Products’ net sales increased $50 million or 17% driven primarily by increased sales volume and higher selling prices, partially offset by unfavorable foreign currency translation and the divestiture of the natural sodium sulfonates and oxidized petrolatum product lines.  The higher sales volume in the first quarter of 2011 was due to demand growth for all our major product lines in the segment.  Operating profit increased $5 million due to increased sales volume and higher selling prices, partially offset by higher raw material, manufacturing and distribution costs.

•
Industrial Engineered Products’ net sales increased $49 million or 31%. The higher volume reflects increased sales to customers in the electronics, fine chemicals, pharmaceutical, insulation and furniture foam industries due in large part to improved global macroeconomic conditions.  Volume has also benefitted from drilling activities being resumed in the Gulf of Mexico.  Operating profit on a managed basis increased $23 million from the first quarter of 2010 primarily due to increased selling prices and higher sales volume, partially offset by higher raw material costs and higher selling, general and administrative and research and development costs (collectively “SGA&R”).  On a GAAP basis, operating profit increased $36 million as 2010 was impacted by $9 million in accelerated depreciation of property, plant and equipment and $5 million of accelerated recognition of asset retirement obligations. Following the launch of three new innovative flame retardants under our EMERALD™ series in the fourth quarter of 2010, this week we continued the introduction of new products with EMERALD™ 3000 an innovative brominated polymeric flame retardant for expanded polystyrene foam (EPS) and extruded polystyrene foam (XPS) insulation. Emerald™ 3000 utilizes the technology that we were the first to license from The Dow Chemical Company in March 2011.

•
Consumer Products’ net sales decreased $13 million or 14% due to lower sales volume and selling prices.  The operating loss on a managed basis of $3 million compared with operating profit of $8 million in 2010.  The decrease was due to lower sales volume and unfavorable product mix, lower selling prices and higher SGA&R and raw material costs.  Sales volume reflected a slower development of pre-season orders from the mass market channel as well as the loss of one of our mass market accounts for this season.  This customer accounted for less than 4% of 2010 net sales.  Competitive conditions in the mass channel have resulted in some price erosion this season which will make this a more challenging year for the segment.  On a GAAP basis, the first quarter of 2010 reflected a $2 million impact from higher accelerated depreciation of property, plant and equipment.

•
Chemtura AgroSolutions’ net sales increased $10 million or 15% primarily due to increased sales volume.  Net sales were higher in both the European and North American regions (our two largest regions) as compared with the first quarter of 2010.  Asia-Pacific sales were modestly lower as we implemented distribution changes which also impacted margins.  Operating profit of $2 million compared with an operating loss of $1 million in 2010.  The $3 million increase was due to higher sales volume and lower SGA&R and raw material costs, partially offset by increased manufacturing and distribution costs.

•
Corporate expense for the first quarter of 2011 was $28 million compared with $27 million in 2010.  Corporate expense included amortization expense related to intangibles of $11 million and $9 million for the first quarter of 2011 and 2010, respectively.  Increased stock compensation expense and amortization were substantially offset by reduced SG&A expense.

First Quarter 2011 Results - GAAP

•
Net sales for the first quarter of 2011 were $699 million, an increase of $96 million compared with first quarter 2010 net sales of $603 million.  This increase in net sales was attributable to a $61 million favorable increase in net sales volume (as all segments except Consumer Products showed improvements over the prior period), $40 million from higher selling prices and $1 million of favorable currency translation, partially offset by $6 million due to the divestiture of the natural sodium sulfonates and oxidized petrolatum product lines.

•
Gross profit for the first quarter of 2011 was $161 million, an increase of $27 million compared with the same quarter last year.  Gross profit as a percentage of sales increased to 23% compared with 22% for the first quarter of 2010.  The increase in gross profit was primarily due to $40 million from higher selling prices and $20 million favorable increase in sales volume and favorable product mix.  These improvements were partially offset by $21 million in higher raw material and energy costs, a $4 million increase in distribution costs, $2 million from unfavorable manufacturing costs, $2 million from unfavorable foreign currency exchange, $2 million due to the divestiture of the natural sodium sulfonates and oxidized petrolatum product lines, a $1 million increase in stock compensation expense and $1 million related to costs associated with registration of chemicals in the European Union under REACh legislation.

•
Operating profit for the first quarter of 2011 was $32 million compared with an operating loss of $124 million for the first quarter of 2010.  The increase of $156 million was primarily due to a $122 million charge in 2010 for changes in estimates related to expected allowable claims (some of which may be offset by potential insurance recoveries), a $27 million increase in gross profit, $12 million in lower depreciation and amortization expense and a $2 million decrease in facility closures, severance and related costs, which was offset by $5 million of higher SGA&R, and a $2 million impairment charge relating to an intangible asset.

•
Included in the computation of operating profit was $8 million of stock compensation expense (including expense related to grants under the emergence incentive plans approved by the Bankruptcy Court) compared with less than $1 million in the first quarter of 2010.  We anticipate that stock compensation expense will be comparable to that in the first quarter of 2011 for each of the remaining three quarters of 2011.

•
Interest expense of $16 million in the first quarter of 2011 was $4 million higher than the first quarter of 2010.  The increase primarily related to interest expense associated with the Senior Notes and Term Loan financing in August of 2010, compared with the interest expense on borrowings in 2010 under the Amended DIP Credit Facility.  In the first quarter of 2010, we did not record interest expense on unsecured pre-petition debt.

•
Other income, net was $1 million in the first quarter of 2011 compared to other expense, net of $2 million for the first quarter of 2010.  The decrease in expense primarily reflected lower unfavorable foreign currency exchange impacts.

•
Reorganization items, net of $7 million, in the first quarter of 2011, was $14 million lower than the first quarter of 2010.  The expense in both periods primarily comprised professional fees directly associated with the Chapter 11 reorganization.

•
Net earnings from continuing operations attributable to Chemtura for the first quarter of 2011 was $7 million, or $0.07 per share, compared with a net loss from continuing operations attributable to Chemtura of $177 million, or $0.73 per share, for the first quarter of 2010.

•	The loss from discontinued operations associated with the polyvinyl chloride (“PVC”) additives business amounted to $2 million in the first quarter of 2010.

First Quarter 2011 Results - Managed Basis

•
On a managed basis, first quarter 2011 gross profit was $161 million, or 23% of net sales, as compared with first quarter 2010 gross profit of $139 million, or 23% of net sales.  The increase in gross profit was due to higher selling prices, increased sales volume and favorable product mix, partially offset by higher raw material, energy, distribution and manufacturing costs.

•
On a managed basis, first quarter 2011 operating profit was $35 million as compared with first quarter 2010 operating profit of $16 million.  The increase in operating profit primarily reflected the increase in gross profit and lower depreciation and amortization expense, partially offset by higher SGA&R.

•
Adjusted EBITDA in the first quarter of 2011 was $79 million as compared with $54 million in the first quarter of 2010.  (See the tables attached to this earnings release for a reconciliation of the computation of Adjusted EBITDA.)  The increase in adjusted EBITDA was primarily due to higher gross profit. Adjusted EBITDA for the last twelve months increased from $320 million as of December 31, 2010 to $345 million as of March 31, 2011.

•
The earnings from continuing operations before income taxes on a managed basis in the first quarter of 2011 and 2010 exclude pre-tax GAAP charges of $10 million and $174 million, respectively.  These charges are related to accelerated recognition of asset retirement obligations; accelerated depreciation of property, plant and equipment; facility closures, severance and related costs; impairment charges, changes in estimates related to expected allowable claims; losses on early extinguishment of debt; and costs associated with the Chapter 11 reorganization.

•
Chemtura has chosen to apply an estimated tax rate to our managed basis pre-tax income to simplify for investors the comparison of underlying operating performance.  Following our emergence from Chapter 11, we have developed an estimated managed basis tax rate reflecting the expected performance of our core operations in 2011.  The estimated 28% managed basis tax rate reflects (i) the impact of the adjustments made in the preparation of pre-tax managed basis income; (ii) the exclusion of the benefit or charge arising from the creation or release of valuation allowances on U.S. income; and (iii) the utilization of foreign tax credits generated in the current year.  We expect to apply the 28% tax rate in the preparation of our managed basis financial statements throughout 2011 and reevaluate for 2012, or sooner, if significant circumstances warrant.  The 28% managed basis tax rate reflects the benefit of lower international corporate tax rates as compared with the U.S. Federal corporate tax rate as well as the conclusion that we will indefinitely re-invest the majority of the earnings of our foreign subsidiaries in our international operations.

•
Chemtura’s managed basis tax rate of 35% in 2010 represents a standard tax rate for our core operations to simplify comparison of underlying operating performance during the course of the Chapter 11 proceedings.

Cash Flows - GAAP

•
Net cash used in operating activities for the first quarter of 2011 was $112 million as compared with net cash used in operating activities of $109 million for the first quarter of 2010.  We traditionally use cash in the first and second quarter as working capital increases driven by our seasonal businesses.  This working capital is then recovered in the second half of the year, usually resulting in net cash being provided by operations.

•	As of March 31, 2011, our accounts receivable balance was $583 million as compared with $489 million as of December 31, 2010 and $521 million as of March 31, 2010.

•	As of March 31, 2011, our inventory balance was $605 million as compared with $528 million as of December 31, 2010 and $515 million at March 31, 2010.

•	Capital expenditures for the first quarter of 2011 were $23 million compared with $14 million in the same period of 2010.

•	Cash income taxes paid (net of refunds) in the first quarter of 2011 were $4 million compared to $2 million in the first quarter of 2010.

•
Our total debt of $825 million as of March 31, 2011 compared to $751 million as of December 31, 2010.  The increase is primarily due to borrowings under our senior secured revolving credit facility.  Cash and cash equivalents reduced to $113 million as of March 31, 2011 compared with $201 million as of December 31, 2010 resulting from funding, among other items, final settlement of professional fees incurred in relation to the Chapter 11 process following their approval by the U.S. Bankruptcy Court and the growth in working capital.

###

First Quarter Earnings Q&A Teleconference

Copies of this release, as well as informational slides, will be available on the Investor Relations section on our Web site at www.chemtura.com.  We will host a teleconference to review these results on Friday, May 6, 2011 at 9 a.m. EDT.  Interested parties are asked to dial in approximately 10 minutes prior to the start time.  The call-in number is (404) 665-9523 and the conference ID code is 58613217.  Replay of the call will be available for two weeks, starting at noon EDT on Monday, May 9, 2011.  To access the replay, call (800) 642-1687 or (706) 645-9291 and enter access code 58613217.

Live Internet access to the 2011 first quarter conference call will be available through the Investor Relations section of our Web site.

Chemtura Corporation, with 2010 sales of $2.8 billion, is a global manufacturer and marketer of specialty chemicals, agrochemicals and pool, spa and home care products.  Additional information concerning us is available at www.chemtura.com.

Managed Basis Financial Measures
The information presented in this press release and in the attached financial tables includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Our managed basis financial measures consist of adjusted results of operations that exclude certain expenses, gains and losses that may not be indicative of our core operations.  Excluded items include costs associated with the bankruptcy reorganization; facility closures, severance and related costs; antitrust costs; gains and losses on sale of business; increased depreciation due to the change in useful life of assets; unusual and non-recurring settlements; accelerated recognition of asset retirement obligations and impairment charges. They also include the computation of Adjusted EBITDA.  In addition to the managed basis financial measures discussed above, we have applied a managed basis effective income tax rate to our managed basis income before taxes. Our managed basis tax rate of 28% in 2011 represents a refined estimated tax rate for our core operations to simplify comparison of underlying operating performance used throughout 2011. Our managed basis tax rate of 35% in 2010 represents a uniform tax rate used throughout our bankruptcy period to standardize period over period comparisons.   Reconciliations of these managed basis financial measures to their most directly comparable GAAP financial measures are provided in the attached financial tables.  We believe that such managed basis financial measures provide useful information to investors and may assist them in evaluating our underlying performance and identifying operating trends.  In addition, management uses these managed basis financial measures internally to allocate resources and evaluate the performance of our operations.  While we believe that such measures are useful in evaluating our performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP.  In addition, these managed basis financial measures may differ from similarly titled managed basis financial measures used by other companies and do not provide a comparable view of our performance relative to other companies in similar industries.

Forward-Looking Statements
This document includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Exchange Act of 1934, as amended.  These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The cyclical nature of the global chemicals industry;
•	Increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;
•	Disruptions in the availability of raw materials or energy;
•	Declines in general economic conditions;
•	The effects of competition;
•	The ability to comply with product registration requirements under European Union REACh legislation;
•	The effect of adverse weather conditions;
•	The ability to grow profitability in our Chemtura AgroSolutions segment;
•	Demand for Chemtura AgroSolutions segment products being affected by governmental policies;
•	Current and future litigation, governmental investigations, prosecutions and administrative claims;
•	Environmental, health and safety regulation matters;
•	Federal regulations aimed at increasing security at certain chemical production plants;
•	Significant international operations and interests;
•	Our ability to maintain adequate internal controls over financial reporting;
•	Exchange rate and other currency risks;
•	Our dependence upon a trained, dedicated sales force;
•	Operating risks at our production facilities;
•	Our ability to protect our patents or other intellectual property rights;
•	Whether our patents may provide full protection against competing manufacturers;
•	Our ability to remain technologically innovative and to offer improved products and services in a cost-effective manner;
•	The risks to our joint venture investments resulting from lack of sole decision making authority;
•	Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;
•	Whether we are required to make cash contributions to the pension plan of one of our U.K. subsidiaries in excess of what has been proposed;
•	Risks associated with possible climate change legislation, regulation and international accords;
•	The ability to support the carrying value of the goodwill and long-lived assets related to our businesses; and
•	Other risks and uncertainties detailed in Item 1A. Risk Factors in our filings with the Securities and Exchange Commission.

These statements are based on our estimates and assumptions and on currently available information. Our forward-looking statements include information concerning possible or assumed future results of operations, and our actual results may differ significantly from the results discussed.  Forward-looking information is intended to reflect opinions as of the date this press release was issued.  We undertake no duty to update any forward-looking statements to conform the statements to actual results or changes in our operations.

CHEMTURA CORPORATION
Index of Financial Statements and Schedules

Page

Financial Statements

Consolidated Statements of Operations (Unaudited) -
Quarters ended March 31, 2011 and 2010	9

Consolidated Balance Sheets - March 31, 2011 (Unaudited) and
December 31, 2010	10

Condensed Consolidated Statements of Cash Flows (Unaudited) -
Quarters ended March 31, 2011 and 2010	11

Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarters ended March 31, 2011 and 2010	12

Supplemental Schedules

Major Factors Affecting Net Sales and Operating Results (Unaudited) -
Quarters ended March 31, 2011 versus 2010	13

GAAP and Managed Basis Consolidated Statements of Operations (Unaudited) -
Quarters ended March 31, 2011 and 2010	14

GAAP and Managed Basis Segment Net Sales and Operating Profit (Loss) (Unaudited) -
Quarters ended March 31, 2011 and 2010	15

CHEMTURA CORPORATION
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarters Ended March 31,
	2011	2010

Net sales	$699	$603

Cost of goods sold	538	469
Gross profit	161	134
Gross profit %	23%	22%

Selling, general and administrative	79	76
Depreciation and amortization	37	49
Research and development	11	9
Facility closures, severance and related costs	-	2
Impairment charges	2	-
Changes in estimates related to expected allowable claims	-	122

Operating profit (loss)	32	(124)
Interest expense	(16)	(12)
Loss on early extinguishment of debt	-	(13)
Other income (expense), net	1	(2)
Reorganization items, net	(7)	(21)

Earnings (loss) from continuing operations before income taxes	10	(172)
Income tax provision	(3)	(5)

Earnings (loss) from continuing operations	7	(177)
Loss from discontinued operations, net of tax	-	(2)

Net earnings (loss) attributable to Chemtura	$7	$(179)

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations, net of tax	$0.07	$(0.73)
Loss from discontinued operations, net of tax	-	(0.01)
Net earnings (loss) attributable to Chemtura	$0.07	$(0.74)

Weighted average shares outstanding - Basic and Diluted	100.1	242.9

CHEMTURA CORPORATION
Consolidated Balance Sheets
(In millions)

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$113	$201
Restricted cash	4	32
Accounts receivable	583	489
Inventories	605	528
Other current assets	174	171
Total current assets	1,479	1,421

NON-CURRENT ASSETS
Property, plant and equipment, net	724	716
Goodwill	178	175
Intangible assets, net	425	429
Non-current restricted cash	5	6
Other assets	201	166

Total Assets	$3,012	$2,913

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short-term borrowings	$4	$3
Accounts payable	218	191
Accrued expenses	228	281
Income taxes payable	11	14
Total current liabilities	461	489

NON-CURRENT LIABILITIES
Long-term debt	821	748
Pension and post-retirement health care liabilities	489	498
Other liabilities	217	207
Total liabilities not subject to compromise	1,988	1,942

STOCKHOLDERS' EQUITY
Common stock	1	1
Additional paid-in capital	4,319	4,305
Accumulated deficit	(3,061)	(3,068)
Accumulated other comprehensive loss	(243)	(276)
Total Chemtura stockholders' equity	1,016	962

Non-controlling interest	8	9
Total stockholders' equity	1,024	971

Total Liabilities and Stockholders' Equity	$3,012	$2,913

CHEMTURA CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Quarters Ended March 31,
Increase (decrease) to cash	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss) attributable to Chemtura Corporation	$7	$(179)
Adjustments to reconcile net earnings (loss) attributable to Chemtura to net cash used in operating activities:
Impairment charges	2	-
Loss on early extinguishment of debt	-	13
Depreciation and amortization	37	49
Stock-based compensation expense	8	-
Reorganization items, net	1	2
Changes in estimates related to expected allowable claims	-	122
Changes in assets and liabilities, net	(167)	(116)
Net cash used in operating activities	(112)	(109)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for acquisitions	(30)	-
Capital expenditures	(23)	(14)
Net cash used in investing activities	(53)	(14)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from ABL Facility, net	73	-
Proceeds from Amended DIP Credit Facility	-	299
Payments on DIP Credit Facility	-	(250)
Proceeds from 2007 Credit Facility, net	-	15
Proceeds from short term borrowings, net	1	-
Payments for debt issuance and refinancing costs	-	(16)
Net cash provided by financing activities	74	48

CASH
Effect of exchange rates on cash and cash equivalents	3	(2)

Change in cash and cash equivalents	(88)	(77)
Cash and cash equivalents at beginning of period	201	236

Cash and cash equivalents at end of period	$113	$159

CHEMTURA CORPORATION
Segment Net Sales and Operating Profit (Loss) (Unaudited)
(In millions)

	Quarters Ended March 31,
	2011	2010
NET SALES

Industrial Performance Products	$336	$286
Industrial Engineered Products	209	160
Consumer Products	79	92
Chemtura AgroSolutions	75	65
Total net sales	$699	$603

OPERATING PROFIT (LOSS)

Industrial Performance Products	$30	$25
Industrial Engineered Products	33	(3)
Consumer Products	(3)	6
Chemtura AgroSolutions	2	(1)
Segment operating profit	62	27

General corporate expense, including
amortization	(28)	(27)
Facility closures, severance and related costs	-	(2)
Impairment charges	(2)	-
Changes in estimates related to expected allowable claims	-	(122)
Total operating profit (loss)	$32	$(124)

CHEMTURA CORPORATION
Major Factors Affecting Net Sales and Operating Results (Unaudited)
Quarter Ended March 31, 2011 versus 2010
(In millions)

The following table summarizes the major factors contributing to the changes in operating results versus the prior year:

	Quarter Ended March 31,
		Pre-tax
		Earnings
		(Loss) from
	Net	Continuing
	Sales	Operations

2010	$603	$(172)

2010 Accelerated recognization of asset retirement obligations	-	5
2010 Accelerated depreciation of property, plant and equipment	-	11
2010 Facility closures, severance and related costs	-	2
2010 Changes in estimates related to expected allowable claims	-	122
2010 Loss on early extinguishment of debt	-	13
2010 Reorganization items, net	-	21
	603	2

Changes in selling prices	40	40
Unit volume and mix	61	20
Foreign currency impact - operating profit (loss)	1	(2)
Divestitures	(6)	(1)
Higher raw materials and energy costs	-	(21)
Manufacturing cost impacts	-	(2)
Higher distribution costs	-	(4)
Higher REACh costs	-	(1)
Changes in SGA&R, excluding foreign exchange impact	-	(4)
Lower depreciation and amortization expense	-	2
Higher interest expense	-	(4)
Foreign currency impact - other expense, net	-	1
Other	-	(6)
	699	20

2011 Accelerated depreciation of property, plant and equipment	-	(1)
2011 Impairment charges	-	(2)
2011 Reorganization items, net	-	(7)

2011	$699	$10

CHEMTURA CORPORATION
GAAP and Managed Basis Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Quarter Ended March 31, 2011			Quarter Ended March 31, 2010
		Managed Basis			Managed Basis
	GAAP	Adjustments	Managed Basis	GAAP	Adjustments	Managed Basis

Net sales	$699	$-	$699	$603	$-	$603

Cost of goods sold	538	-	538	469	(5)	464
Gross profit	161	-	161	134	5	139
Gross profit %	23%		23%	22%		23%

Selling, general and administrative	79	-	79	76	-	76
Depreciation and amortization	37	(1)	36	49	(11)	38
Research and development	11	-	11	9	-	9
Facility closures, severance and related costs	-	-	-	2	(2)	-
Impairment charges	2	(2)	-	-	-	-
Changes in estimates related to expected allowable claims	-	-	-	122	(122)	-

Operating profit (loss)	32	3	35	(124)	140	16
Interest expense	(16)	-	(16)	(12)	-	(12)
Loss on early extinguishment of debt	-	-	-	(13)	13	-
Other income (expense), net	1	-	1	(2)	-	(2)
Reorganization items, net	(7)	7	-	(21)	21	-

Earnings (loss) from continuing operations
before income taxes	10	10	20	(172)	174	2
Income tax provision	(3)	(3)	(6)	(5)	4	(1)

Earnings (loss) from continuing operations	7	7	14	(177)	178	1
Loss from discontinued operations, net of tax	-	-	-	(2)	2	-

Net earnings (loss) attributable to Chemtura	$7	$7	$14	$(179)	$180	$1

Basic and diluted per share information - attributable to Chemtura Corporation:
Earnings (loss) from continuing operations	$0.07		$0.14	$(0.73)		$0.01
Loss from discontinued operations	-		-	(0.01)		-
Net earnings (loss) attributable to Chemtura	$0.07		$0.14	$(0.74)		$0.01

Weighted average shares outstanding - Basic and Diluted	100.1		100.1	242.9		242.9

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$-			$5
Accelerated depreciation of property, plant and equipment		1			11
Facility closures, severance and related costs		-			2
Impairment charges		2			-
Changes in estimates related to expected allowable claims		-			122
Loss on early extinguishment of debt		-			13
Reorganization items, net		7			21
Pre-Tax		10			174

Adjustment to apply a Managed Basis effective tax rate		(3)			4
After-tax		7			178
Loss from discontinued operations, net of tax		-			2
		$7			$180

Adjusted EBITDA consists of the following:

Operating profit (loss) - GAAP			$32			$(124)
Accelerated recognition of asset retirement obligations			-			5
Accelerated depreciation of property, plant and equipment			1			11
Facility closures, severance and related costs			-			2
Impairment charges			2			-
Changes in estimates related to expected allowable claims			-			122
Operating profit - Managed Basis			35			16
Depreciation and amortization - Managed Basis			36			38
Non-cash stock-based compensation expense			8			-
Adjusted EBITDA			$79			$54

CHEMTURA CORPORATION
GAAP and Managed Basis Segment Sales and Operating Profit (Loss) (Unaudited)
(In millions of dollars)

	Quarter Ended March 31, 2011			Quarter Ended March 31, 2010
	GAAP	Managed Basis		GAAP	Managed Basis
	Historical	Adjustments	Managed Basis	Historical	Adjustments	Managed Basis

NET SALES
Industrial Performance Products	$336	$-	$336	$286	$-	$286
Industrial Engineered Products	209	-	209	160	-	160
Consumer Products	79	-	79	92	-	92
Chemtura AgroSolutions	75	-	75	65	-	65
Total net sales	$699	$-	$699	$603	$-	$603

OPERATING PROFIT

Industrial Performance Products	$30	$-	$30	$25	$-	$25
Industrial Engineered Products	33	1	34	(3)	14	11
Consumer Products	(3)	-	(3)	6	2	8
Chemtura AgroSolutions	2	-	2	(1)	-	(1)
Segment operating profit	62	1	63	27	16	43

General corporate expense, including
amortization	(28)	-	(28)	(27)	-	(27)
Facility closures, severance and related costs	-	-	-	(2)	2	-
Impairment charges	(2)	2	-	-	-	-
Changes in estimates related to expected allowable claims	-	-	-	(122)	122	-
Total operating profit (loss)	$32	$3	$35	$(124)	$140	$16

Managed Basis Adjustments consist of the following:

Accelerated recognition of asset retirement obligations		$-			$5
Accelerated depreciation of property, plant and equipment		1			11
Facility closures, severance and related costs		-			2
Impairment charges		2			-
Changes in estimates related to expected allowable claims		-			122
		$3			$140

DEPRECIATION AND AMORTIZATION

Industrial Performance Products	$10	$-	$10	$9	$-	$9
Industrial Engineered Products	11	(1)	10	23	(9)	14
Consumer Products	2	-	2	4	(2)	2
Chemtura AgroSolutions	2	-	2	2	-	2
General corporate expense	12	-	12	11	-	11
Total depreciation and amortization	$37	$(1)	$36	$49	$(11)	$38

NON-CASH STOCK-BASED COMPENSATION EXPENSE

Industrial Performance Products			$1			$-
Industrial Engineered Products			1			-
Consumer Products			-			-
Chemtura AgroSolutions			-			-
General corporate expense			6			-
Total non-cash stock-based compensation expense			$8			$-

Adjusted EBITDA by Segment:

Industrial Performance Products			$41			$34
Industrial Engineered Products			45			25
Consumer Products			(1)			10
Chemtura AgroSolutions			4			1
General corporate expense			(10)			(16)
Adjusted EBITDA			$79			$54